UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): March 19, 2018

DANIELS CORPORATE ADVISORY COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada (State of Other Jurisdiction of Incorporation)

Parker Towers, 104-60 Queens Boulevard 12th Floor Forest Hills, New York 11375.
(Address of Principal Executive Offices)
(Commission File Number) 333-169128

04-3667624
(IRS Employer Identification No.)

Registrant's telephone number, including area code: (347) 242-3148
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act [ ]

Pre-commencement communications pursuant to Rule 13e-4(c under the Exchange Act

Item	8.01.

Daniels Corporate Advisory Company, Inc.
Current Update To Shareholders

The Board of Daniels Corporate Advisory Company, Inc. ("DCAC") has appointed Thayer O'Neal  LLC. as its new PCAOB Audit Firm.

Thayer is locate at 1400 McKinney, Suite 2008,  Houston, Texas.

The senior manager on our Account is Thomas O'Neal, CPA, CMA, Managing Partner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANIELS CORPORATE ADVISORY COMPANY, INC.

Date: March 19, 2018
By:	/s/ Arthur Viola
Arthur Viola
Chief Executive Officer